UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010 (May 6, 2010)

PLAINS EXPLORATION & PRODUCTION COMPANY
(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470
(Commission File No.)

700 Milam, Suite 3100
Houston, Texas 77002
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code:  (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 6, 2010, Plains Exploration & Production Company (“PXP”) held its 2010 annual meeting of stockholders.  The stockholders elected all of PXP’s nominees for director, approved PXP’s 2010 Incentive Award Plan and ratified the appointment of PricewaterhouseCoopers LLP as PXP’s independent auditors for the fiscal year ending December 31, 2010.

(1)	Proposal One: Election of Directors to serve until their successors are duly elected and qualified or until their earlier, death, resignation or removal. Each director was elected as follows:

NAME	FOR	WITHHOLD	BROKER NON-VOTES
James C. Flores	114,117,313	1,884,805	11,164,277
Isaac Arnold, Jr.	115,407,717	594,401	11,164,277
Alan R. Buckwalter, III	115,477,330	524,788	11,164,277
Jerry L. Dees	89,805,234	26,196,884	11,164,277
Tom H. Delimitros	89,742,024	26,260,094	11,164,277
Thomas A. Fry, III	115,473,502	528,616	11,164,277
Robert L. Gerry, III	115,494,955	507,163	11,164,277
Charles G. Groat	115,506,497	495,621	11,164,277
John H. Lollar	89,622,603	26,379,515	11,164,277

(2)	Proposal Two: Approval of PXP’s 2010 Incentive Award Plan. PXP’s 2010 Incentive Award Plan was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
73,908,868	40,667,689	1,425,561	11,164,277

(3)
Proposal Three:  Ratification of appointment of PricewaterhouseCoopers LLP as PXP’s independent auditors for the fiscal year ending December 31, 2010.  The appointment of PricewaterhouseCoopers LLP was ratified as follows:

FOR	AGAINST	ABSTAIN
126,552,712	523,805	89,878

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: May 10, 2010	/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller and Chief Accounting Officer

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